EXHIBIT 10.2

ARTICLES OF SHARE EXCHANGE

FILED WITH THE SECRETARY OF STATE OF COLORADO

ARTICLES OF SHARE EXCHANGE

OF

HAIDA GWAI, INC.

a Colorado Corporation

AND

E-RENTER USA, INC.

a Washington Corporation

It is hereby certified that:

1.  The constituent business corporations participating in the share exchange herein certified are:

(i)       E-RENTER USA, INC. (formerly HAIDA GWAI, INC.), incorporated under the laws of the State of Colorado, the acquiring corporation; and

(ii)        E-RENTER USA, LTD., which is incorporated under the laws of the State of Washington, the acquired corporation.

2.  An Agreement of Share Exchange has been approved, adopted, certified, executed and acknowledged by the shareholders of E-RENTER LTD., the acquired corporation, in accordance with the provisions of the Washington Corporation Code.  The number of shares outstanding at the time of the adoption of this amendment was 20; 100% voted in favor of this Share Exchange.

                          3.  The Agreement of Share Exchange has been approved, adopted, certified, executed and acknowledged by the Board of Directors of HAIDA GWAI, INC. prior to its name change to E-RENTER USA, INC., the acquiring corporation, in accordance with Colorado Revised Statutes.  Further, the Agreement and Plan of Share Exchange was submitted to the shareholders of the acquiring corporation and has been duly adopted.  The number of shares outstanding at the time of adoption of this amendment was 2,550,000; 100% voted in favor of this amendment. The number voting against was zero.

4.   The name of the acquiring corporation in the Share Exchange herein certified is  E-RENTER USA, INC. (formerly HAIDA GWAI, INC.), which will continue its existence as said acquiring corporation under its present name upon the effective date of said Share Exchange pursuant to the provisions of the laws of the State of its incorporation.

5.  The executed Agreement of Share Exchange between the aforesaid constituent corporations is on file at an office of the aforesaid acquiring corporation, the address of which is as follows:

E-RENTER USA, INC.

435 Martin Street

Suite 3140

Blaine, WA 98230

6.  A copy of the aforesaid Agreement of Share Exchange will be furnished by the aforesaid acquiring corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7.  The aforesaid acquiring corporation does hereby agree that it may be served with process in the State of  Washington any proceeding for enforcement of any obligation of  E-RENTER LTD. and E-RENTER USA, INC., as well as for enforcement of any obligation of said acquiring corporation arising from the Share Exchange herein certified, including any suit or other proceeding to enforce the right, if any, of any stockholder of E-RENTER USA, as determined in appraisal proceedings, if any, pursuant to the provisions of the State of Washington; does hereby irrevocably appoint the Secretary of State of the State of Washington as its agent to accept service of process in any such suit or other proceedings; and does hereby specify the following as the address to which a copy of such process shall be mailed by the Secretary of State of the State of Washington:

E-RENTER USA, INC.

435 Martin Street

Suite 3140

Blaine, WA 98230

8.  The Agreement of Share Exchange between the aforesaid constituent corporations provides that the Share Exchange herein certified shall be effective on the date of the filing of these Articles of Share Exchange.

Dated:  November 29, 2004

E-RENTER USA, INC.

E-RENTER LTD.

By:  s/s Guy Seeklus

S/S Guy Seeklus

               Guy Seeklus, President

                        Guy Seeklus, President

ATTEST:

Attest:

By: s/s Brenda Menkis

s/s Brenda Menkis

          Brenda Menkis, Secretary

    Brenda Menkis, Secretary